UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2012
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(Exact name of registrant as specified in its charter)
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New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code: 732-524-0400

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On July 16, 2012, the United States District Court for the District of New Jersey issued an order preliminarily approving a proposed settlement by and among Johnson & Johnson, the plaintiffs, and all named individual defendants in the shareholder derivative actions entitled In re Johnson & Johnson Derivative Litigation, No. 10-2033; In re Johnson & Johnson FCPA Derivative Litigation, No. 11-02511; and Copeland v. Prince et al., No. 11-04993.
A hearing to determine whether the court should issue an order of final approval of the settlement has been scheduled for September 28, 2012, at 10:00 a.m. in Courtroom 5E at the United States District Court for the District of New Jersey, Clarkson S. Fisher Building & U.S. Courthouse, 402 East State Street, Trenton, New Jersey 08608. Pursuant to the court's order, any objections to the settlement must be filed in writing with the court by no later than September 14, 2012.
Additional information concerning the terms of the proposed settlement, the September 28, 2012 hearing, and the requirements for objections can be found in the Notice of Proposed Settlement of Derivative Actions, Final Settlement Hearing and Right to Appear (the “Notice”), attached hereto as Exhibit 99.1. Also attached as Exhibit 99.2 are the Stipulation and Agreement of Settlement and Exhibits A and B thereto. This Form 8-K and the attachments are available on Johnson & Johnson's website at http://www.investor.jnj.com/investor-relations.cfm.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.    Description

99.1        Notice of Proposed Settlement of Derivative Actions, Final Settlement Hearing and Right to Appear

99.2        Stipulation and Agreement of Settlement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
July 20, 2012	By:	/s/ Lacey P. Elberg
Lacey P. Elberg Assistant Secretary